Exhibit 10.7

PROPRIETARY INFORMATION

AND

INVENTIONS AGREEMENT

This Proprietary Information and Inventions Agreement (this “Agreement”) is entered into as of this ___ day of September, 2006 by and between Odyne Corporation (the “Company”) and _______________ (“Employee”).

1.

Definitions. For the purposes of this Agreement, the following terms shall have the meanings specified below:

a.

“Company Documents” shall mean documents or other media that contain Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by me or by others.  “Company Documents” shall include, but not be limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents.

b.

“Inventions” shall mean all improvements, inventions, works of authorship, mask works, computer programs, formulae, ideas, processes, techniques, know-how, and data, whether or not patentable.

c.

“Proprietary Information” shall mean information (whether now existing or hereafter created or acquired) developed, created, or discovered by the Company, or which became known by, or was conveyed to the Company, which has commercial value in the Company’s business.  “Proprietary Information” shall include, but not be limited to, domain names, trade secrets, copyrights, ideas, techniques, know-how, inventions (whether patentable or not), and/or any other information of any type relating to designs, configurations, toolings, documentation, recorded data, schematics, circuits, mask works, layouts, source code, object code, master works, master databases, algorithms, flow charts, formulae, works of authorship, mechanisms, research, manufacture, improvements, assembly, installation, intellectual property including patents and patent applications, and the information concerning the Company’s actual or anticipated business, research or development, or which is received in confidence by or for the Company from any other person.

2.

Proprietary Information; Inventions.  In consideration of Employee’s employment by the Company and the compensation received by Employee from the Company from time to time, Employee and the Company hereby agree as follows:

a.

All Proprietary Information and all patents, patent rights, copyrights, mask work rights, trade secrets, moral rights and other rights in connection therewith shall be the sole property of the Company.  Employee hereby assigns to the Company any and all rights Employee may have or acquire in such Proprietary Information.  At all times, both during Employee’s employment by the Company and after termination of such employment, Employee will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of an executive officer of the Company, except as may be necessary in the ordinary course of performing Employee’s duties to the Company.

b.

Employee shall make and maintain adequate and current written records, in a form specified by the Company, of all inventions, trade secrets and works of authorship assigned or to be assigned to the Company pursuant to this Agreement.  All Company Documents shall be the sole property of the Company.  During the term of Employee’s employment by the Company, Employee shall not remove or electronically transmit any Company Documents from the business premises of the Company or deliver any Company Documents to any person or entity outside the Company, except as required in connection with performing Employee’s duties of employment.  Immediately upon the termination of Employee’s employment for any reason, or during Employee’s employment if so requested by the Company, Employee shall return all Company Documents, apparatus, equipment, and other physical property, or any reproduction of such property, excepting only (i) personal copies of records relating to Employee’s compensation; (ii) personal copies of any materials previously distributed generally to shareholders of the Company; and (iii) Employee’s copy of this Agreement.

c.

Employee shall promptly disclose in writing to the President of the Company, or to any other person designated by the Company, all Inventions made or conceived or reduced to practice or developed by Employee, either alone or jointly with others, during the term of Employee’s employment (i) that were created, developed or conceived during working hours or using Company property or (ii) that are related to, or have value in, the Company’s business (“Employee Inventions”).  Employee shall not disclose Inventions to any person outside the Company except pursuant to written directions from the President of the Company.

d.

All Employee Inventions shall be the sole property of the Company.  The Company shall be the sole owner of all patents, copyrights and other intellectual property or other rights in connection therewith.  Employee further acknowledges and agrees that such Inventions, including any computer programs, programming documentation, and other works of authorship, are “works made for hire” for purposes of the Company’s rights under copyright laws.  Employee hereby assigns to the Company any and all rights Employee may have or acquire in such Employee Inventions.

e.

During Employee’s term of employment at the Company’s sole cost and expense, Employee shall perform all acts deemed reasonably necessary or desirable by the Company to permit and assist the Company in obtaining, maintaining, defending and enforcing patents, copyrights or other rights in Employee Inventions and improvements in any and all countries.  Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings.  Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact to act for and on Employee’s behalf and instead of Employee, to execute and file any applications or related findings and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights thereon with the same legal force and effect as if executed by Employee.

f.

Attached hereto as Exhibit A is a complete list of all Inventions or improvements to which Employee claims ownership and that Employee desires to remove from the operation of this Agreement (“Existing Inventions”), and Employee acknowledges and agrees that such list is complete.  If no such list is attached to this Agreement, Employee represents that Employee has no Existing Inventions at the time of signing this Agreement.  If, in the course of Employee’s employment with the Company, Employee incorporates into a Company product, process or machine an Existing Invention, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Existing Invention solely as part of or in connection with such product, process or machine.

g.

Prior to submitting or disclosing for possible publication or dissemination outside the Company any material prepared by Employee that incorporates information that concerns the Company’s business or anticipated research, Employee shall deliver a copy of such material to the President of the Company for his or her review.  Within twenty (20) days of such submission, the Company shall notify Employee whether the Company believes such material contains any Proprietary Information, and Employee shall make such deletions and revisions reasonably requested by the Company to protect its Proprietary Information.  Employee shall obtain the consent of the Company prior to any review of such material by persons outside the Company.

h.

Employee represents that his or her performance of all terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Employee in confidence or in trust prior to Employee’s employment by the Company.  Employee shall not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employers or others.  Employee represents and warrants that he or she has returned all property and confidential information belonging to all prior employers.  Employee has not entered into, and Employee shall not enter into, any agreement either written or oral in conflict herewith or in conflict with my employment with the Company.

3.

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

4.

Binding Effect.  This Agreement shall be effective as of the date hereof and shall be binding upon Employee and Employee’s heirs, executor, assigns, and administrators, and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

5.

Injunctive Relief.  Employee and the Company acknowledge and agree the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of such covenants or obligations may cause Employee or the Company irreparable injury for which adequate remedy at law will not be available; and, therefore, that upon any such breach of any such covenant or obligation, or any threat thereof, Employee or the Company shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction or such other form of injunctive or equitable relief in addition to whatever remedies they might have at law.

6.

Modification.  This Agreement can only be modified by a subsequent written agreement executed by the Company and Employee.

7.

Governing Law.  All questions pertaining to the validity, construction, execution and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of law principles.

8.

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ODYNE CORPORATION

By:________________________________

Name:

Title:

EMPLOYEE

___________________________________

Name:

EXHIBIT A

Employee Inventions